UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest event reported)  February 24, 2005

                           BIOPHAN TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)

        Nevada                         0-26057                82-0507874
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(State or other jurisdiction        (Commission           (I.R.S. Employer
            of incorporation)       file number)          Identification No.)


      150 Lucius Gordon Drive, Suite 215
           West Henrietta, New York                              14586
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     (Address of principal executive offices)                  (Zip code)

                                 (585) 214-2441
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                         (Registrant's telephone number
                              including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement.

         On February 24, 2005, the registrant Biophan Technologies, Inc. ("Biophan") signed definitive agreements to consummate its acquisition of a 51% interest in aMRIs GmbH, a German company, from Dr. Andreas Melzer and Tomovation GmbH, a German company controlled by Dr. Michael Friebe (Melzer and Tomovation are referred to collectively as the "Sellers"), and license several patents covering stents and other medical devices with resonant circuits to enhance imaging, devices and methods to determine the location of positionable objects, vena cava filters, and related technology (collectively, the "Technology") from aMRIs Patent GmbH, a German company, also owned by Sellers. aMRIs is a German-based developer of MRI-safety and image-compatible technology solutions and biomedical devices.

         The parties to the purchase agreement ("Purchase Agreement"), dated February 24, 2005, are Biophan, the Sellers, Dr. Michael Friebe, Dipl.-Ing. Gregor Schaefers ("Schaefers"), and Dipl.-Beriebswirt Andreas Pieper ("Pieper"). Under the terms of the Purchase Agreement, the Sellers contributed to aMRIs GmbH ("aMRIs") all of their interests in MR COMP ("MRC"), a German company, for a nominal consideration in addition to the transaction. Collectively, the Sellers each owned shares with a nominal amount of 7,300 euros in MRC, of the total shares outstanding with a nominal amount of 25,000 euros, giving aMRIs a 58.4% ownership interest in MRC. The balance of the outstanding shares of MRC are owned by Schaefers and Pieper. MRC is an independent laboratory primarily engaged in testing of medical devices for use in tomographic imaging environments. Biophan then purchased shares with a nominal amount of 12,750 euros (the "aMRIs Shares"), constituting a 51% interest ownership interest in aMRIs, for a $40,000 initial payment and a promissory note in the amount of $200,000, payment of which is secured by a pledge from Biophan to Sellers of aMRIs shares with a nominal value of 1,150 euros, pursuant to a note and pledge agreement ("Note and Pledge"), dated February 24, 2005. The Purchase Agreement contains representations and warranties of the parties and cross indemnities.

         The Note and Pledge requires Biophan to pay to Sellers the $200,000 principal amount, together with interest at 2.74% per year, compounded monthly, on June 1, 2005. Upon the occurrence of an event of default under the Note and Pledge, the principal amount and accrued interest thereon will become due and payable upon demand by the Sellers or, if the default relates to certain bankruptcy and insolvency events, immediately. Events of default under the Note and Pledge include failure to pay principal and interest on the Note and Pledge when due, suspension of Biophan's obligations to make capital contributions to aMRIs, as described below, default by Biophan under the License Agreement and the Capital Pledge Agreement, described below, bankruptcy and insolvency events, and certain events constituting a change of control of Biophan, including sale of all or substantially all of its assets or a transfer of 50% or more of the stock of Biophan in a stock purchase, share exchange, merger or consolidation. The Note and Pledge and the Capital Pledge Agreement are governed by German law.

         In addition, Biophan has agreed to contribute $2,000,000 over four years to aMRIs for specific salaries and research and development expenses agreed to by Biophan and aMRIs or in accordance with a budget. Capital contributions by Biophan to aMRIs for 2005 are payable in four installments of $125,000 each on March 1, June 1, September 1 and December 1, 2005. Payments by Biophan of capital contributions to aMRIs in 2006, 2007, and 2008 will not exceed $500,000 per year and will be made in accordance with the aMRIs budget, or if no budget is approved, quarterly. Biophan's obligation to make capital contributions is deferred in any year to the extent that cash in aMRIs at the preceding fiscal year end exceeds $50,000. Biophan's obligation to make capital contributions under the Purchase Agreement is secured by a pledge by Biophan to the Sellers of the shares of aMRIs with a nominal amount of 11,400 euros, pursuant to a Capital Pledge Agreement, dated February 24, 2005. The pledged shares of aMRIs will be released from the pledge periodically as capital contributions are made, with three shares of a nominal amount of 50 euros released for each $26,315 of capital contribution payment.

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         Biophan may determine at any time to suspend making additional capital contributions to aMRIs on written notice to aMRIs and Sellers. If Biophan fails to pay a capital contribution for more than 60 days following its due date, the Sellers may suspend Biophan's obligation to make additional capital contributions. If Biophan's obligation to make capital contributions is suspended, its obligation to make additional contributions terminates, any shares of aMRIs not released (or entitled to release) from the pledge under the Capital Pledge Agreement will be returned to Sellers, and Biophan is required to make a payment of $100,000 to each of the two Sellers. The License, described below, would also terminate, subject to any outstanding sublicenses.

         Under the terms of the License Agreement ("License"), dated February 24, 2005, between Biophan and aMRIs Patent GmbH ("Licensor"), Biophan licensed the Technology on an exclusive world-wide basis. Licensor is owned by the Sellers. As a condition to the License, Licensor and aMRIs terminated the previous license by Licensor to aMRIs of the Technology. Under the License, Licensor granted to Biophan and its affiliates the rights to develop, make, have made, use, sell, offer to sell, import, export, lease and perform the "Licensed Product/Process" (defined as (i) stents or other medical devices with resonant circuits to enhance imaging, (ii) vena cava filters, (iii) guidewires, and (iv) other rights related to the patents) in the "Field" (defined as systems, devices, components, compositions and processes for magnetic resonance imaging that provide or enhance cost, safety, effectiveness, applicability, ease of use, useful life, image quality, or image compatibility). Licensor also granted Biophan certain rights to grant sublicenses. Biophan will prosecute and pay for the costs of patent prosecution and has the initial right to enforce the patent rights. The parties agreed to cooperate in the enforcement and defense of claims for infringement or misappropriation and to share in any recovery. The License is partially a "joint research agreement" under the CREATE Act, 35 U.S.C.
Section 103(c), among Licensor, Biophan and aMIRs.

         In consideration for the License, in addition to future royalties, Biophan paid to Licensor $92,500 on February 24, 2005, and promised to deliver 100,000 shares of the restricted common stock of Biophan no later than April 30, 2005. Upon the satisfaction of certain title clearance and related due diligence with respect to certain of the licensed patents on or before December 31, 2005 (as extended at the election of Biophan), Biophan will pay to Licensor an additional $92,500 and will issue 100,000 shares of the restricted common stock of Biophan. If the additional payment is not made for any reason by December 31, 2005, Licensor may terminate the License upon reimbursing Biophan the initial payment of $92,500 and returning the 100,000 shares of restricted common stock.

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         The License contains various representations and warranties and covenants of the parties. In addition to termination of the License if Biophan's obligations to provide capital contributions under the Purchase Agreement are suspended, the License may be terminated by Licensor if Biophan breaches any material provision of the License and does not cure within thirty days after notice, ceases to conduct its business in the ordinary course or suffers a bankruptcy, and by Biophan if Licensor breaches any material provision of the License and does not cure within thirty days after notice or, without cause, on thirty days' notice from Biophan upon payment of a termination payment. The termination payment, if termination occurs prior to the third anniversary of the License, is equal to the minimum royalties due through the second year of the Agreement, and if termination occurs in the third or fourth year, 50% of the minimum royalties for the year of termination. Upon a termination, Biophan is entitled to sell Licensed Products then in existence or in process of manufacture so long as Biophan continues to provide reports and make required payments. The License also provides Licensor with certain registration rights if Biophan registers securities for sale.

         As a condition to the Purchase Agreement, aMRIs entered into employment agreements ("Employment Agreements"), each dated February 24, 2005, with Dr. Michael Friebe and Dr. Andreas Melzer. Biophan is also a party to the Employment Agreements. Under the Friebe Employment Agreement, Friebe serves as managing director and chief executive officer of aMRIs for an initial four-year term. For his base compensation of $70,000 a year and bonus, Friebe agrees to work at least 40% of his entire business time for aMRIs. His annual bonus is based on the revenue of aMRIs and derived by Biophan under the License. Under the Employment Agreement, Biophan agreed to elect Friebe to its Board of Directors and nominate him for re-election during the term of the Employment Agreement. In addition, Biophan agreed to grant Friebe a restricted stock grant for 100,000 shares of its common stock under its 2001 Stock Option Plan and options to purchase 115,000 shares of its common stock with an exercise price equal to $1.18 per share. The closing price of Biophan's common stock on February 24, 2005 was $1.34 per share. The right to exercise this option will be fully vested on March 31, 2006, provided, however, that a portion of the option grant may be forfeited if certain revenue targets are not achieved. In addition, Biophan agreed to grant Friebe options to purchase 75,000 shares of its common stock on each of the first four anniversaries of the Employment Agreement. The options are to be granted with an exercise price equal to the fair market value of Biophan's common stock on the date of grant and to vest 25% on the date of grant and 25% on each anniversary of the grant. The Employment Agreement provides for termination payments under certain circumstances upon termination by aMRIs without cause or resignation by Friebe for "good reason" as defined in the Employment Agreement, in which case aMRIs is required to continue payment of Friebe's base salary through the end of the term and his options will continue to vest. If Friebe is terminated because of a disability, aMRIs must continue payments of 50% of his base salary through the term of the Employment Agreement and permit the continued vesting of options. The Employment Agreement provides that Friebe will preserve the confidentiality of the confidential information of aMRIs and its affiliates and will assign any invention relating to MRI safety or image compatibility and safety of vascular and peripheral implants and resonant technologies (defined therein and in the Melzer Employment Agreement as "Intellectual Property"). The Employment Agreement also prohibits Friebe from competing with aMRIs during the term of the Agreement and for a period of six months thereafter on the terms set forth in the Employment Agreement, with exceptions for preexisting investments, those outside the fields of vascular and peripheral implants not competitive with aMRIs or Biophan, those constituting a less than 5% interest in a publicly traded company, and those approved by the Chief Executive Officer of Biophan. The Employment Agreement is governed by German law.

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         The Employment Agreement with Melzer is substantially similar to that of Friebe except that Melzer serves as research physician and chief research officer of aMRIs also for 40% of his business time. The Employment Agreement expressly acknowledges Dr. Melzer's position as professor at the University of Applied Sciences in Gelsenkirchen, Germany. Melzer's base salary is $60,000 per year for the four-year term of the Agreement. His bonus is also based on revenues of aMRIs and derived by Biophan under the License. Melzer's initial stock grant is for 100,000 shares of Biophan common stock. Under the Employment Agreement, Biophan agreed to elect Melzer to its Clinical Advisory Board during the term of the Employment Agreement. In addition, Biophan agreed to grant Melzer a restricted stock grant for 100,000 shares of its common stock under its 2001 Stock Option Plan and options to purchase 115,000 shares of its common stock with an exercise price equal to $1.18 per share. The right to exercise this option will be fully vested on March 31, 2006, provided, however, that a portion of the option grant may be forfeited if certain revenue targets are not achieved. In addition, Biophan agreed to grant Melzer options to purchase 75,000 shares of its common stock on each of the first four anniversaries of the Employment Agreement. The options are to be granted with an exercise price equal to the fair market value of Biophan's common stock on the date of grant and to vest 25% on the date of grant and 25% on each anniversary of the grant. The Employment Agreement provides for termination payments under certain circumstances upon termination by aMRIs without cause or resignation by Melzer for "good reason" as defined in the Employment Agreement, in which case aMRIs is required to continue payment of Melzer's base salary through the end of the term and his options will continue to vest. If Melzer is terminated because of a disability, aMRIs must continue payments of 50% of his base salary through the term of the Employment Agreement and permit the continued vesting of options. The Employment Agreement provides that Melzer will preserve the confidentiality of the confidential information of aMRIs and its affiliates and will assign any invention relating to the Intellectual Property, subject to Melzer's obligations to the University of Applied Sciences. If his obligations under the Employment Agreement and to the University are inconsistent, Melzer's has agreed to assist aMRIs in negotiating a mutually acceptable agreement between the University and aMRIs with respect to inventions and research. The Employment Agreement also prohibits Melzer from competing with aMRIs during the term of the Agreement and for a period of six months thereafter on the terms set forth in the Employment Agreement, with exceptions for preexisting investments, those outside the fields of vascular and peripheral implants not competitive with aMIRs or Biophan, those constituting a less than 5% interest in a publicly traded company, those approved by the Chief Executive Officer of Biophan, and his activities in the scope of his employment at the University and any other university approved by aMRIs. The Employment Agreement is governed by German law.

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Item 2.01 Completion of Acquisition or Disposition of Assets

         As described under Item 1.01 above, on February 24, 2005, Biophan acquired a 51% equity interest in aMRIs from the Sellers pursuant to the Purchase Agreement for an aggregate consideration of $240,000 which was paid $40,000 at closing and $200,000 by the Note and Pledge, with the payment due on June 1, 2005, together with interest. Biophan also agreed to contribute $2,000,000 to the capital of aMRIs over a four-year period upon terms and limitations described under Item 1.01 above. In addition, on February 24, 2005, Biophan acquired certain rights to Technology from aMRIs Patent GmbH, a German company owned by the Sellers, pursuant to the License. In addition to royalties and similar payments, the aggregate consideration under the License consisted of $185,000 and 200,000 shares of the restricted common stock of Biophan, paid one-half at the closing and one-half upon the satisfaction of certain title clearance and related due diligence with respect to certain of the licensed patents on or before December 31, 2005 (as extended at the election of Biophan). The additional description of the transactions in Item 1.01 above is incorporated here by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant

         As described under Item 1.01 above, on February 24, 2005, Biophan entered into a Note and Pledge pursuant to which it is obligated to pay the Sellers under the Purchase Agreement $200,000, together with interest, on June 1, 2005. In addition, under the Purchase Agreement, Biophan is obligated to make capital contributions of $2,000,000 to aMRIs over a four-year period as described under Item 1.01. Biophan pledged a portion of the shares of aMRIs it acquired as security for the payment of the capital contributions pursuant to the Capital Pledge Agreement. The additional description of the transactions in
Item 1.01 above is incorporated here by reference.

Item 3.02 Unregistered Sales of Equity Securities

         On February 24, 2005, pursuant to the terms of the License, Biophan agreed to issue 200,000 shares of its unregistered common stock to aMRIs Patent GmbH, the Licensor. The shares will be issued as follows: 100,000 shares no later than April 30, 2005, and 100,000 shares upon the satisfaction of certain title clearance and related due diligence with respect to certain of the licensed patents on or before December 31, 2005. The shares will be issued in a private placement exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to the exemption set forth in
Section 4(2) and Regulation S. As described in more detail under Item 1.01 above, Biophan will not receive any cash consideration for the shares of common stock. No underwriters were involved in the placement of the common stock. The additional description of the transactions in Item 1.01 above is incorporated here by reference.

Item 5.02 Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers

         Under the terms of the Employment Agreement entered into among Michael Friebe, PhD, aMRIs and Biophan, Friebe has been elected as a member of the Board of Directors of Biophan to serve until the next annual meeting of shareholders of Biophan. Biophan has agreed to nominate him for re-election annually throughout the four-year term of his Employment Agreement. Dr. Friebe, age 40, is Chief Executive Officer and President of Tomovation GmbH, a German company that owns and operates imaging centers in Germany and makes investments in early stage European medical technology companies. Prior to forming Tomovation, Dr. Friebe was the founder of Neuromed A.G. and the president of UMS-Neuromed. These companies operated mobile MRI, CT and PET systems in a number of European countries. Dr. Friebe received BSc and MSEE in Electrical Engineering from the University of Stuttgart in Germany, and a PhD in medical engineering from the University of Witten in Germany. He is a member of several professional engineering and medical societies. Dr. Friebe is also a director of IntraOp Medical, Inc.

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         The Employment Agreement provides for Friebe to serve as managing director and chief executive officer of aMRIs and to devote 40% of his business time to aMRIs for an annual salary of $70,000 and a bonus based on the revenues of aMRIs and of Biophan under the License. It includes a restricted stock grant of 100,000 shares of Biophan common stock pursuant to its 2001 Stock Option Plan and a stock option award of 115,000 shares at an exercise price of $1.18 per share, which will vest, subject to certain conditions, on March 31, 2006. The closing price of Biophan's common stock on February 24, 2005 was $1.34 per share. In addition, Biophan has agreed to grant Friebe an additional 75,000 options on each of the first four anniversaries of the Employment Agreement, vesting 25% on the grant date and one-quarter annually thereafter, exercisable at the fair market value of the Biophan common stock on the date of grant. The Employment Agreement was entered into pursuant to the Purchase Agreement, also dated February 24, 2005. Friebe has reported to Biophan that he owns 78.4% of the outstanding capital of Tomovation, a Seller under the Purchase Agreement. After the closing under the Purchase Agreement, Tomovation continues to own shares with a nominal amount of 2,550 euros in aMRIs or 10.2% of the outstanding capital. In connection with the transactions under the Purchase Agreement, the Sellers contributed to aMRIs shares of the capital stock of MRC totaling 58.4% of the outstanding capital stock, and Shaefers continues to hold in trust for Tomovation shares of MRC with a nominal amount of 600 euros, or 2.4% of the outstanding shares. In addition, Tomovation owns a 50% interest in the Licensor under the License. A further description of the Employment Agreement and related transactions in Item 1.01 is incorporated here by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired. Registrant will file an amendment to this Current Report on Form 8-K to include the financial statements of aMRIs GmbH required by Rule 3-05(b) of Regulation S-X within 71 days after the date on which this Form 8-K was required to be filed.

(b) Pro forma financial information. Registrant will file an amendment to this Current Report on Form 8-K to include the financial statements of aMRIs GmbH required by Article 11 of Regulation S-X within 71 days after the date on which this Form 8-K was required to be filed.

(c) Exhibits. N/A

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                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             BIOPHAN TECHNOLOGIES, INC.


                                                 /S/ Robert J. Wood
         Date: 3/2/05                        ----------------------------
                                                     (Signature)

                                             Robert J. Wood
                                             CFO, Treasurer, Secretary
                                             (Principal Financial Officer)